UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

Kairous Acquisition Corp. Limited

(Exact name of Registrant as specified in its Charter)

Cayman Islands	001-41155	n/a
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 39 Marina Bay Financial Centre Tower 2,

10 Marina Boulevard,

City Singapore 018983, Singapore

(Address of Principal Executive Offices)

+662-255-6851340

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, $0.0001 par value, one-half (1/2) of one redeemable warrant and one right entitling the holder to receive one-tenth of one ordinary share	KACUF	OTC Markets Group, Inc.
Ordinary shares, par value $0.0001 per share	KACLF	OTC Markets Group, Inc.
Redeemable warrants, each exercisable for one ordinary share at an exercise price of $11.50 included as part of the units	KACWF	OTC Markets Group, Inc.
Rights, each to receive one-tenth of one ordinary share	KACRF	OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 16, 2025, the Company failed to properly extend the business combination period to June 16, 2025, as it did not deposit $50,000 (as required by the Company’s Fourth Amended and Restated Memorandum and Articles of Association (the “Charter”)) to the trust account in order to extend the date by which it must consummate an initial business combination (the “Termination Date”) to beyond May 16, 2025.

Under the Charter, if the Company does not consummate an initial business combination by the Termination Date, the Company is required to (i) immediately commence a wind down of operations, (ii) as promptly as reasonably possible but not more than ten business days thereafter, liquidate the Trust Account and redeem all of the outstanding public ordinary shares (“Public Shares”) that were included in the units issued in its initial public offering, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining members and the directors, liquidate and dissolve.

The Company intends to liquidate the trust account and redeem the Public Shares. In order to provide for the disbursement of funds from the trust account, the Company will instruct the trustee of the trust account to take all necessary actions to liquidate the securities held in the trust account. The proceeds of the trust account will be held in a trust operating account at Citibank, N.A, while awaiting disbursement to the holders of the Public Shares. Record holders will receive their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in ‘street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after June 30, 2025.

The Company’s sponsor, officers and directors have agreed to waive their redemption rights with respect to their outstanding ordinary shares issued prior to the Company’s initial public offering and owned by the Company’s sponsor.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants or rights, which will expire worthless.

After the redemption of the Public Shares, the board of directors of the Company intends to seek to amend the Charter to remove the obligation to liquidate and dissolve the Company, such that the Company may remain listed on the OTC Markets and allow it to seek alternative opportunities, including potentially a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 1, 2025

KAIROUS ACQUISITION CORP. LIMITED

By:	/s/ Athiwat Apichote
Name:	Athiwat Apichote
Title:	Chief Executive Officer